EXHIBIT 4.5

T-MOBILE USA, INC. and T-MOBILE US, INC. and EACH OF THE SUBSIDIARY GUARANTORS FROM TIME TO TIME PARTY HERETO
3.000% SENIOR SECURED NOTES DUE 2041 FIFTEENTH SUPPLEMENTAL INDENTURE Dated as of October 28, 2020
DEUTSCHE BANK TRUST COMPANY AMERICAS as Trustee
to INDENTURE Dated as of April 9, 2020

i

FIFTEENTH SUPPLEMENTAL INDENTURE (this “Fifteenth Supplemental Indenture”), dated as of October 28, 2020 (the “Additional Notes Issue Date”), among T-Mobile USA, Inc., a Delaware corporation (the “Issuer”), T-Mobile, US, Inc., a Delaware corporation (“Parent,” as a guarantor), and the other guarantors party hereto (together with Parent, the “Guarantors”) and Deutsche Bank Trust Company Americas, a New York banking corporation, as Trustee.

WHEREAS, the Issuer has heretofore executed and delivered an Indenture, dated as of April 9, 2020 (the “Base Indenture”), among the Issuer, Parent and the Trustee, providing for the issuance from time to time of one or more Series of the Issuer’s Notes;

WHEREAS, the Issuer, the Guarantors and the Trustee have heretofore entered into a Twelfth Supplemental Indenture, dated as of October 6, 2020 (the “Twelfth Supplemental Indenture”) to the Base Indenture (the Base Indenture, as amended and supplemented from time to time, including pursuant to the Twelfth Supplemental Indenture, being referred to herein as the “Original Indenture,” and as further amended and supplemented by this Fifteenth Supplemental Indenture, being referred to herein as the “Indenture”) establishing the terms of the Issuer’s 3.000% Senior Secured Notes due 2041 (the “Notes”);

WHEREAS, acting pursuant to a Company Order delivered to the Trustee in accordance with the terms of the Original Indenture, the Trustee authenticated and delivered Notes for original issue in an aggregate principal amount of $1,250,000,000 on October 6, 2020 (the “Existing Notes”);

WHEREAS, under Section 2.03 of the Twelfth Supplemental Indenture, the aggregate principal amount of the Notes to be issued may be increased, and such Series may be reopened for issuances of additional Notes, upon delivery to the Trustee of a Company Order without the consent of any Holder of Notes;

WHEREAS, the Issuer has furnished the Trustee with a duly authorized and executed Company Order dated October 28, 2020 authorizing and directing the Trustee to issue and authenticate $1,250,000,000 in aggregate principal amount of Notes (the “Additional Notes”), constituting an additional issuance of Notes, fungible with the Existing Notes and consolidated with and forming a single Series with the Existing Notes;

WHEREAS, all things necessary to make this Fifteenth Supplemental Indenture a valid, binding and enforceable agreement of the Issuer, the Guarantors and the Trustee and a valid supplement to the Base Indenture have been done.

NOW, THEREFORE, the Issuer, the Guarantors and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Additional Notes established hereby:

Article I
DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01     Definitions.

All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture. If a capitalized term is defined in both the Original Indenture and this Fifteenth Supplemental Indenture, the definition in this Fifteenth Supplemental Indenture shall apply to the Additional Notes authenticated hereby (and any Note Guarantee in respect thereof).

Section 1.02     Other Definitions.

Term	Defined in Section
“Additional Notes”	Recitals
“Additional Notes Issue Date”	Recitals
“Base Indenture”	Recitals
“Fifteenth Supplemental Indenture”	Recitals
“Guarantors”	Recitals
“Indenture”	Recitals
“Issuer”	Recitals
“Parent”	Recitals
“Twelfth Supplemental Indenture”	Recitals

Section 1.03     Rules of Construction.

Unless the context otherwise requires:

(1)       a term has the meaning assigned to it;

(2)       an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)       “or” is not exclusive;

(4)       words in the singular include the plural, and in the plural include the singular;

(5)       “will” shall be interpreted to express a command;

(6)       provisions apply to successive events and transactions;

(7)       “including” means “including, without limitation”;

(8)       references to sections of or rules under the Securities Act will be deemed to include substitute, replacement or successor sections or rules adopted by the SEC from time to time;

(9)       all references, in any context, to any interest or other amount payable on or with respect to the Notes of any Series shall be deemed to include an Additional Interest pursuant to the Registration Rights Agreement; and

(10)       the phrases “in writing” or “written” as used herein shall be deemed to include PDFs, e-emails and other electronic means of Transmission, unless otherwise indicated.

Article II
THE Additional NOTES

Section 2.01     Terms of Additional Notes.

The Additional Notes shall have the terms set forth in Section 2.03 of the Twelfth Supplemental Indenture except as modified by the following:

(a)           The aggregate principal amount of Additional Notes which shall be authenticated and delivered on the Additional Notes Issue Date under the Indenture shall be $1,250,000,000;

(b)           The Additional Notes issued on the Additional Notes Issue Date will be issued at an issue price of 97.588% of the principal amount thereof.

Section 2.02      Agreement to Guarantee.

The Guarantors hereby agree, jointly and severally, to unconditionally guarantee the Issuer’s obligations under the Additional Notes and the Indenture on the terms and subject to the conditions set forth in the Indenture including but not limited to ARTICLE X of the Base Indenture.

Article III
MISCELLANEOUS

Section 3.01     Effect of the Fifteenth Supplemental Indenture.

(a)           This Fifteenth Supplemental Indenture is a supplemental indenture within the meaning of Section 2.02 of the Base Indenture, and the Original Indenture shall (notwithstanding Section 12.12 of the Base Indenture or Section 3.04 hereof) be read together with this Fifteenth Supplemental Indenture and shall have the same effect over the Additional Notes, in the same manner as if the provisions of the Original Indenture and this Fifteenth Supplemental Indenture were contained in the same instrument.

(b)           In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Fifteenth Supplemental Indenture.

Section 3.02     Governing Law.

THIS FIFTEENTH SUPPLEMENTAL INDENTURE AND THE ADDITIONAL NOTES WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 3.03     Waiver of Jury Trial.

EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS FIFTEENTH SUPPLEMENTAL INDENTURE.

Section 3.04     No Adverse Interpretation of Other Agreements.

Subject to Section 3.01, this Fifteenth Supplemental Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer, Parent or its Subsidiaries or of any other Person. Subject to Section 3.01, any such other indenture, loan or debt agreement may not be used to interpret this Fifteenth Supplemental Indenture.

Section 3.05     Successors.

All agreements of the Issuer in this Fifteenth Supplemental Indenture and the Additional Notes will bind its successors. All agreements of the Trustee in this Fifteenth Supplemental Indenture will bind its successors. All agreements of each Guarantor in this Fifteenth Supplemental Indenture will bind its successors, except as otherwise provided in Section 10.04 of the Base Indenture.

Section 3.06     Severability.

In case any provision in this Fifteenth Supplemental Indenture or in the Additional Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

Section 3.07     Counterparts.

This Fifteenth Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same agreement. The exchange of copies of this Fifteenth Supplemental Indenture and of signature pages by electronic (including PDF) transmission shall constitute effective execution and delivery of this Fifteenth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifteenth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by electronic (including PDF) transmission shall be deemed to be their original signatures for all purposes.

Section 3.08     Table of Contents, Headings, etc.

The Table of Contents and headings of the Articles and Sections of this Fifteenth Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Fifteenth Supplemental Indenture and will in no way modify or restrict any of the terms or provisions hereof.

Section 3.09     Beneficiaries of this Fifteenth Supplemental Indenture.

Nothing in this Fifteenth Supplemental Indenture or in the Additional Notes, expressed or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders of the Additional Notes, any benefit or any legal or equitable right, remedy or claim under this Fifteenth Supplemental Indenture.

Section 3.10     No Personal Liability of Directors, Officers, Employees and Stockholders.

No past, present or future director, officer, member, manager, partner, employee, incorporator or stockholder of the Issuer or any Guarantor, as such, will have any liability for any obligations of the Issuer or the Guarantors under the Additional Notes, this Fifteenth Supplemental Indenture, the Note Guarantees in respect of the Additional Notes, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Additional Notes by accepting an Additional Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Additional Notes.

Section 3.11     The Trustee.

The Trustee shall not be responsible or liable for the validity or sufficiency of, or the recitals in, this Fifteenth Supplemental Indenture and all of the provisions contained in the Original Indenture in respect of the rights, privileges, immunities, powers and duties of the Trustee and the Agents shall be applicable in respect of the Additional Notes and of this Fifteenth Supplemental Indenture as fully and with like effect as set forth in full herein.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Fifteenth Supplemental Indenture to be duly executed, all as of the date first written above.

T-MOBILE USA, INC.

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

T-MOBILE US, INC.

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Fifteenth Supplemental Indenture]

ALDA WIRELESS HOLDINGS, LLC

AMERICAN TELECASTING DEVELOPMENT, LLC

AMERICAN TELECASTING OF ANCHORAGE, LLC

AMERICAN TELECASTING OF COLUMBUS, LLC

AMERICAN TELECASTING OF DENVER, LLC

AMERICAN TELECASTING OF FORT MYERS, LLC

AMERICAN TELECASTING OF FT. COLLINS, LLC

AMERICAN TELECASTING OF GREEN BAY, LLC

AMERICAN TELECASTING OF LANSING, LLC

AMERICAN TELECASTING OF LINCOLN, LLC

AMERICAN TELECASTING OF LITTLE ROCK, LLC

AMERICAN TELECASTING OF LOUISVILLE, LLC

AMERICAN TELECASTING OF MEDFORD, LLC

AMERICAN TELECASTING OF MICHIANA, LLC

AMERICAN TELECASTING OF MONTEREY, LLC

AMERICAN TELECASTING OF REDDING, LLC

AMERICAN TELECASTING OF SANTA BARBARA, LLC

AMERICAN TELECASTING OF SEATTLE, LLC

AMERICAN TELECASTING OF SHERIDAN, LLC

AMERICAN TELECASTING OF YUBA CITY, LLC

APC REALTY AND EQUIPMENT COMPANY, LLC

ASSURANCE WIRELESS OF SOUTH CAROLINA, LLC

ASSURANCE WIRELESS USA, L.P.

ATI SUB, LLC

BOOST WORLDWIDE, LLC

BROADCAST CABLE, LLC

CLEAR WIRELESS LLC

CLEARWIRE COMMUNICATIONS LLC

CLEARWIRE HAWAII PARTNERS SPECTRUM, LLC

CLEARWIRE IP HOLDINGS LLC

CLEARWIRE LEGACY LLC

CLEARWIRE SPECTRUM HOLDINGS II LLC

CLEARWIRE SPECTRUM HOLDINGS III LLC

CLEARWIRE SPECTRUM HOLDINGS LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Fifteenth Supplemental Indenture]

CLEARWIRE XOHM LLC

FIXED WIRELESS HOLDINGS, LLC

FRESNO MMDS ASSOCIATES, LLC

IBSV LLC

INDEPENDENT WIRELESS ONE LEASED REALTY CORPORATION

KENNEWICK LICENSING, LLC

L3TV CHICAGOLAND CABLE SYSTEM, LLC

L3TV COLORADO CABLE SYSTEM, LLC

L3TV DALLAS CABLE SYSTEM, LLC

L3TV DC CABLE SYSTEM, LLC

L3TV DETROIT CABLE SYSTEM, LLC

L3TV LOS ANGELES CABLE SYSTEM, LLC

L3TV MINNEAPOLIS CABLE SYSTEM, LLC

L3TV NEW YORK CABLE SYSTEM, LLC

L3TV PHILADELPHIA CABLE SYSTEM, LLC

L3TV SAN FRANCISCO CABLE SYSTEM, LLC

L3TV SEATTLE CABLE SYSTEM, LLC

LAYER3 TV, INC.

METROPCS CALIFORNIA, LLC

METROPCS FLORIDA, LLC

METROPCS GEORGIA, LLC

METROPCS MASSACHUSETTS, LLC

METROPCS MICHIGAN, LLC

METROPCS NETWORKS CALIFORNIA, LLC

METROPCS NETWORKS FLORIDA, LLC

METROPCS NEVADA, LLC

METROPCS NEW YORK, LLC

METROPCS PENNSYLVANIA, LLC

METROPCS TEXAS, LLC

MINORCO, LLC

NEXTEL COMMUNICATIONS OF THE MID-ATLANTIC, INC.

NEXTEL OF NEW YORK, INC.

NEXTEL RETAIL STORES, LLC

NEXTEL SOUTH CORP.

NEXTEL SYSTEMS, LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Fifteenth Supplemental Indenture]

NEXTEL WEST CORP.

NSAC, LLC

PCTV GOLD II, LLC

PCTV SUB, LLC

PEOPLE’S CHOICE TV OF HOUSTON, LLC

PEOPLE’S CHOICE TV OF ST. LOUIS, LLC

PRWIRELESS PR, LLC

PUSHSPRING, INC.

SFE 1, LLC

SFE 2, LLC

SIHI NEW ZEALAND HOLDCO, INC.

SN HOLDINGS (BR I) LLC

SPEEDCHOICE OF DETROIT, LLC

SPEEDCHOICE OF PHOENIX, LLC

SPRINT (BAY AREA), LLC

SPRINT CAPITAL CORPORATION

SPRINT COMMUNICATIONS COMPANY L.P.

SPRINT COMMUNICATIONS COMPANY OF NEW HAMPSHIRE, INC.

SPRINT COMMUNICATIONS COMPANY OF VIRGINIA, INC.

SPRINT COMMUNICATIONS, INC.

SPRINT CONNECT LLC

SPRINT CORPORATION, a Delaware corporation

SPRINT CORPORATION, a Kansas corporation

SPRINT CORPORATION, a Missouri corporation

SPRINT EBUSINESS, INC.

SPRINT ENTERPRISE MOBILITY, LLC

SPRINT ENTERPRISE NETWORK SERVICES, INC.

SPRINT EWIRELESS, INC., each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Fifteenth Supplemental Indenture]

SPRINT INTERNATIONAL COMMUNICATIONS CORPORATION

SPRINT INTERNATIONAL HOLDING, INC.

SPRINT INTERNATIONAL INCORPORATED

SPRINT INTERNATIONAL NETWORK COMPANY LLC

SPRINT PCS ASSETS, L.L.C.

SPRINT SOLUTIONS, INC.

SPRINT SPECTRUM HOLDING COMPANY, LLC

SPRINT SPECTRUM REALTY COMPANY, LLC

SPRINT/UNITED MANAGEMENT COMPANY

SWV SIX, INC.

TDI ACQUISITION SUB, LLC

THEORY MOBILE, INC.

T-MOBILE CENTRAL LLC

T-MOBILE LICENSE LLC

T-MOBILE NORTHEAST LLC

T-MOBILE PCS HOLDINGS LLC

T-MOBILE PUERTO RICO HOLDINGS LLC

T-MOBILE PUERTO RICO LLC

T-MOBILE RESOURCES CORPORATION

T-MOBILE SOUTH LLC

T-MOBILE SUBSIDIARY IV LLC

T-MOBILE WEST LLC

TRANSWORLD TELECOM II, LLC

US TELECOM, INC.

USST OF TEXAS, INC.

UTELCOM LLC

VIRGIN MOBILE USA – EVOLUTION, LLC

VMU GP, LLC

WBS OF AMERICA, LLC

WBS OF SACRAMENTO, LLC

WBSY LICENSING, LLC

WCOF, LLC

WIRELESS BROADBAND SERVICES OF AMERICA, L.L.C.

WIRELINE LEASING CO., INC., each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Senior Vice President, Treasury & Treasurer

[Fifteenth Supplemental Indenture]

SPRINTCOM, INC.

SPRINT SPECTRUM L.P.

T-MOBILE FINANCIAL LLC

T-MOBILE LEASING LLC, each as a Guarantor

By:	/s/ Johannes Thorsteinsson
Name:	Johannes Thorsteinsson
Title:	Assistant Treasurer

[Fifteenth Supplemental Indenture]

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee
By:	/s/ Jeffrey Schoenfeld
Name:	Jeffrey Schoenfeld
Title:	Vice President

By:	/s/ Kathryn Fischer
Name:	Kathryn Fischer
Title:	Vice President